UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2010

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12105 Lee Jackson Highway Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

ManTech International Corporation (the “Company”) is furnishing, as Exhibit 99.1, summary historical condensed consolidated financial and other data for the fiscal years ended December 31, 2007, 2008 and 2009, and summary unaudited pro forma condensed consolidated financial and other data for the fiscal year ended December 31, 2009, which give effect to the Company’s acquisition of Sensor Technologies Inc. on January 15, 2010 as if it had occurred on January 1, 2009 or December 31, 2009, as applicable. This information is included in the preliminary offering memorandum to be distributed to investors in connection with the private offering of senior notes described under Item 8.01 of this Current Report on Form 8-K.

The information included in this Item 7.01, including Exhibit 99.1 referenced in Item 9.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01	Other Events

On April 1, 2010, the Company issued a press release announcing that it intends to offer, subject to market conditions, senior notes in a private offering that is exempt from the registration requirements of the Securities Act.

A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Summary Historical and Pro Forma Condensed Consolidated Financial and Other Data

99.2	Press release of ManTech International Corporation, dated April 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: April 1, 2010	By:	/S/ MICHAEL R. PUTNAM
	Name:	Michael R. Putnam
	Title:	Senior VP – Corporate & Regulatory Affairs